Exhibit 16.1

December 16, 2024 Securities and Exchange Commission Washington, D.C. 20549	RSM US LLP 801 Nicollet Mall West Tower, Suite 1200 Minneapolis, MN 55402 T +1 612 332 4300 F +1 612 376 9876 www.rsmus.com

Commissioners:

We have read CoreWeave, Inc.’s statements pursuant to Item 304 of Regulation S-K captioned “Change in Independent Accountant” included in its Form S-1 filed on December 13, 2024, and we agree with such statements concerning our firm.

/s/ RSM US LLP
RSM US LLP